Exhibit 1.1

Freescale Semiconductor Holdings I, Ltd.

[            ] Shares

Plus an option to purchase from the Company, up to

[            ] additional Shares to cover over-allotments

Common Shares

([US$            ] par value)

[Form of Underwriting Agreement]

New York, New York

[            ], 2011

Citigroup Global Markets Inc.

Deustche Bank Securities Inc.

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

and

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

Ladies and Gentlemen:

Freescale Semiconductor Holdings I, Ltd., an exempted limited liability company incorporated under the laws of Bermuda (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, [            ] common shares, [US$            ] par value (“Common Shares”) of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to [            ] additional Common Shares to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 20 hereof.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company has prepared and filed with the Commission a registration statement (file number 333-172188) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule
424(b). As filed, such final prospectus shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(c) (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole and (ii) each bona fide electronic road show when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) At the time of filing the Registration Statement, the Company was not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(f) (i) The Company has been duly organized and is validly existing and in good standing as an exempted limited liability company under the laws of Bermuda, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus; and (ii) the Company is duly qualified to do business as a foreign company and if applicable, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(g) Schedule II hereto includes all the significant subsidiaries of the Company as defined in Rule 1-02 of Regulation S-X of the Exchange Act (each a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”).

(h) Each Significant Subsidiary of the Company has been duly incorporated or organized and is validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (organizational or otherwise) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity, as the case may be, and, if applicable, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock or other equity interests of each Significant Subsidiary of the Company has been duly authorized and validly issued and, if applicable, is fully paid and nonassessable; and, except as disclosed in the Disclosure Package and the Prospectus, (i) the capital stock or other equity interests of each Significant Subsidiary owned by the Company, directly or through subsidiaries, represent 100% of the capital stock and other equity interests of such subsidiaries (other than directors qualifying shares and other shares required by law to be owned by persons other than the Company or one of its subsidiaries) and (ii) is owned free from liens, encumbrances and defects other than such liens, encumbrances and defects which would not have a Material Adverse Effect.

(i) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Preliminary Prospectus and the Prospectus under the headings (a) “Certain Relationships and Related Party Transactions,” insofar as they purport to describe the provisions of the documents referred to herein, (b) “Description of Share Capital” and “Comparison of Shareholder Rights,” insofar as they purport to constitute a summary of the terms of the Common Shares; (c) “Tax Considerations,” “Enforcement of Civil Liabilities Under United States Federal Securities Laws” and “Risk Factors—We are a Bermuda company and it may be difficult for you to enforce judgments against us or our directors and officers” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries, in all material respects, of such legal matters, agreements, documents or proceedings.

(j) This Agreement has been duly authorized, executed and delivered by the Company.

(k) The Company’s authorized share capital is as set forth in the Disclosure Package and the Prospectus; the share capital of the Company conforms to the description thereof contained in the Disclosure Package and the Prospectus; the outstanding Common Shares have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities being sold by the Company have been approved for listing on the New York Stock Exchange, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange; the holders of outstanding shares of share capital of the Company are not entitled to preemptive or other rights to subscribe for the Securities, except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares or ownership interests in the Company are outstanding.

(l) The Company is not, and immediately after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and the Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act.

(m) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated herein in connection with the issuance and sale of the Securities by the Company, except for such as have been obtained or made and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus and those, the absence of which, would not have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

(n) The execution, delivery and performance by the Company of this Agreement (including the issuance and sale of the Securities) and compliance with the terms and provisions hereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, (ii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of the properties of the Company or any of its subsidiaries is subject, or (iii) the charter or bye-laws or similar organizational documents of the Company or any of its subsidiaries, except in the case of clauses (i) and (ii) above, for such breaches, violations or defaults which would not have a Material Adverse Effect, or would not have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement. The Company has all requisite power and authority to authorize, issue and sell the Securities.

(o) Except as set forth in the Disclosure Package and the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(p) The historical financial statements (including the related notes) and schedules of the Company and its consolidated subsidiaries included in the Disclosure Package and the Prospectus present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and except as otherwise disclosed in the Disclosure Package and the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis. The selected financial data set forth under the captions “Prospectus Summary—Summary Financial Information” and “Selected Financial Data” in the Preliminary Prospectus, the Prospectus and Registration Statement fairly present, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein.

(q) Except as disclosed in the Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the Disclosure Package and the Prospectus, there has been no material adverse change, or any development or event involving a prospective material adverse change, in the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries, taken as a whole, and, except as disclosed in or contemplated by the Disclosure Package and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

(r) Except as disclosed in the Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of the Company’s subsidiaries or any of their respective properties that, if determined adversely to the Company or any of the Company’s subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations herein, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings are, to the knowledge of the Company, threatened or contemplated.

(s) Except as disclosed in the Disclosure Package and the Prospectus, the Company and the Company’s subsidiaries have valid title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would affect the value thereof, except such liens, encumbrances and defects in title which would not have a Material Adverse Effect; and except as disclosed in the Disclosure Package and the Prospectus, the Company and the Company’s subsidiaries hold any leased real or personal property material to the Company and the Company’s subsidiaries, considered as one enterprise, under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(t) Neither the Company nor any of the Company’s Significant Subsidiaries is (i) in violation of its respective charter or bye-laws or similar organizational documents or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company or any of the Company’s Significant Subsidiaries, taken as a whole, to which the Company or any of the Company’s Significant Subsidiaries is a party or by which the Company or any of the Company’s Significant Subsidiaries or their respective property is bound, except in the case of clause (ii) above, for such defaults that would not have a Material Adverse Effect.

(u) KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(v) There is no ad valorem stamp duty, stock exchange tax, value-added tax, withholding tax, transfer tax or other similar fee or charge under Federal law, Bermuda law or the laws of any state, or any political subdivision thereof, required to be paid by or on behalf of the Underwriters in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(w) The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(x) Except as disclosed in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), no labor dispute with the employees of the Company or any of the Company’s subsidiaries exists or, to the knowledge of the Company, is imminent that in either case would reasonably be expected to have a Material Adverse Effect.

(y) Except as required by law or otherwise disclosed in the Disclosure Package and the Prospectus, no Significant Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(z) The Company and the Company’s subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess the same would not have a Material Adverse Effect, and, except as disclosed in the Disclosure Package and the Prospectus, have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of the Company’s subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(aa) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) The Company maintains a system of internal control over financial reporting (as such term is defined in
Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the most recent evaluation of such disclosure controls and procedures (as described in subsection (dd) of this Section) and internal controls, there have been no significant changes in internal controls or in other factors that could materially adversely affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(cc) The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported in accordance with the Exchange Act and the rules and regulations thereunder. The Company has carried out, as of December 31, 2010, an evaluation, under the supervision and with the participation of its management, of the effectiveness of the design and operation of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(dd) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ee) Except as disclosed in the Disclosure Package and the Prospectus, none of the Company or any of the Company’s subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would not, individually or in the aggregate, have a Material Adverse Effect; and the Company are not aware of any pending investigation which might lead to such a claim that would have a Material Adverse Effect.

(ff) Except as would not reasonably be expected to have a Material Adverse Effect, none of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries. Except as would not reasonably be expected to have a Material Adverse Effect, none of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment (other than routine claims for benefits under any Plan). For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(gg) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that is applicable to the Company.

(hh) None of the Company or any of the Company’s subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company over which any of them exercises control within the meaning of Section 15 of the Act or Section 20 of the Exchange Act or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Company’s subsidiaries and, to the knowledge of the Company, any of its respective affiliates (over which any of them exercise control within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) have conducted their businesses in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ii) The operations of the Company and the Company’s subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Company’s subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj) Neither the Company or any of the Company’s subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company over which it exercises control within the meaning of Section 15 of the Act or Section 20 of the Exchange Act or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk) Under the current laws and regulations of Bermuda, all dividends and other distributions declared and payable on the Securities may be paid by the Company to the holder thereof in United States dollars that may be freely transferred out of Bermuda and all such payments made to holders thereof who are non-residents of Bermuda will not be subject to income, withholding or other taxes under the laws or regulations of Bermuda and will otherwise be free of any other tax, duty, withholding or deduction in Bermuda and without the necessity of obtaining any governmental authorization in Bermuda.

(ll) Except as disclosed in the Disclosure Package and the Prospectus, the Company and the Company’s subsidiaries (i) own, possess or can acquire on reasonable terms, adequate trademarks, trade names and rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, except where the failure to own, possess or acquire such rights would not have a Material Adverse Effect, and (ii) have not received from any third parties any written notice of infringement of or conflict with asserted rights of such parties with respect to any intellectual property rights that, if determined adversely to the Company or any of the Company’s subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(mm) Except as disclosed in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Securities other than the agreement between the Company and Solebury Capital LLC.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[            ] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [            ] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on [            ], 2011, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities to the Representatives, at the location identified by the Representatives in New York,

New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed. The Company will promptly advise the Representatives (i) when, prior to the termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (ii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or to subject itself to taxation in any jurisdiction where it is not already subject to taxation.

(g) The Company will not, without the prior written consent of Citigroup Global Markets Inc. (“Citi”) and Deutsche Bank Securities Inc. (“DBSI”), offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), directly or indirectly including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Shares or any securities convertible into, or exercisable, or exchangeable for, Common Shares; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, provided, however, that the Company may issue and sell Common Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time. The restrictions contained in the preceding sentence shall not apply to (a) the Common Shares to be sold hereunder, (b) the filing of a registration statement with the Commission on Form S-8 relating to the offering of securities in accordance with the terms of a plan in effect on the date hereof, and (c) the issuance by the Company of up to the number of Common Shares representing 10% of the total number of outstanding Common Shares (or options, warrants or convertible securities relating to Common Shares) in connection with bona fide mergers or acquisitions, joint ventures, commercial relationships or other strategic transactions, provided that each recipient of any such Common Shares shall have furnished to the Representatives a lockup letter in the form of Exhibit A hereto. Notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representatives and each individual subject to the restricted period pursuant to the lockup letters described in Section 6(l) with prior notice of any such announcement, which notice may be in the form of a press release, that gives rise to an extension of the restricted period.

(h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(j) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company, as applicable, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Conyers, Dill & Pearman Limited, special Bermuda counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form set forth in Exhibit A hereto.

(c) The Company shall have requested and caused Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, to have furnished to the Representatives two opinions and a letter, dated the Closing Date and addressed to the Representatives, substantially in the forms set forth in Exhibits B, C and D hereto.

(d) The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board, the Chief Executive Officer or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that:

(1) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(2) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(3) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no material adverse change, or any development or event involving a prospective material adverse change, on the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(f) The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or development or event resulting in a prospective change, in or affecting the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(h) Prior to the Closing Date, the Company shall have furnished to the Representatives certificates of governmental authorities or other evidence reasonably acceptable to the Representatives with respect to the due and valid organization and existence and foreign qualification of Freescale Semiconductor, Inc. and the due and valid organization and existence of each of the Significant Subsidiaries.

(i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(j) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the debt securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k) The Underwritten Securities or the Option Securities, as applicable shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

(l) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each person and entity listed on Schedule IV hereto addressed to the Representatives.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore LLP, counsel for the Underwriters, at Worldwide Plaza, 825 Eighth Avenue, New York, New York, 10019, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citi and DBSI on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its officers, partners, members, directors, selling agents and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its respective directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Registration Statement, the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above or subsection (e) below, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above or subsection (e) below except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above or subsection (e) below. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not be liable for the fees of more than one separate counsel (in addition to local counsel) for all such indemnified parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party. No indemnified party will, without the prior written consent of the indemnifying party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity may be sought hereunder; provided, however, that an indemnified party may enter into a settlement of any proceeding or action without consent of the indemnifying party and the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the indemnifying party of a request to pay or reimburse fees and expenses related to any proceeding contemplated by this Section 8, (ii) the indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 45 days’ prior notice of its intention to settle.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above or subsection (e) below, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above or subsection (e) below (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters or, with respect to subsection (e) below, the QIU (as defined below) on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters or, with respect to subsection (e) below, the QIU on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters or, with respect to subsection (e) below, the QIU on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters or, with respect to subsection (e) below, the QIU from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters or, with respect to subsection (e) below, the QIU and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required, and, with respect to subsection (e) below, the QIU shall not be required, to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by such Underwriter or, with respect to subsection (e) below, the QIU exceeds the amount of any damages which such Underwriter or, with respect to subsection (e) below, the QIU has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, (i) each officer, partner, member, director and selling agent of an Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as such Underwriter, (ii) each officer, partner, member, director and selling agent of the QIU and each person, if any, who controls the QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the QIU, and (iii) each director and officer and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e) Without limitation of and in addition to its obligations under the other subsection of this Section 8, the Company agrees to indemnify and hold harmless DBSI, in its capacity as a “qualified independent underwriter” (within the meaning of FINRA Rule 5121) (the “QIU”), and each officer, partner, member, director and selling agent of the QIU and each person, if any, who controls the QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of FINRA Rule 5121) in connection with the offering and sale of the Securities, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability results from the willful misconduct of the QIU. Notwithstanding anything contained herein to the contrary, if indemnification may be sought pursuant to this subsection (e), then, in addition the fees and expenses of any counsel provided under subsection 8(c), the Company shall be liable for the reasonable fees and expenses of one separate counsel (in addition to local counsel) for the QIU and each officer, partner, member, director and selling agent of the QIU and each person, if any, who controls the QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase, or make arrangements satisfactory to you to purchase, all the Securities within 36 hours of such default, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Common Shares shall have been suspended by the Commission or the New York Stock Exchange, (ii) trading in securities generally on the New York Stock Exchange or the Nasdaq Global Market shall have been suspended or limited or minimum prices shall have been established on such exchange, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, selling agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) the Citi General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel and (ii) the DBSI Syndicate Manager (fax no.: (212) 797-9344) and confirmed to the Syndicate Manager, Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005, with a copy to the DBSI General Counsel (fax no.: (212) 797-4564) and confirmed to the General Counsel, Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005; or, if sent to the Company, will be mailed, delivered or telefaxed to the Company, 6501 William Cannon Drive West, Austin, TX 78735 (fax no.: (512) 895-2193) Attention: General Counsel and confirmed to Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, NY 10036 (fax no.: (212) 735-2000), Attention: Jennifer A. Bensch.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, selling agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No fiduciary duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used most recently prior to the Execution Time to offer the Securities (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,
Freescale Semiconductor Holdings I, Ltd.
By:

Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
Citigroup Global Markets Inc. Deutsche Bank Securities Inc.
By:	Citigroup Global Markets Inc.

By:
Name:
Title:

By:	Deutsche Bank Securities Inc.

By:
Name:
Title:

By:
Name:
Title:

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities LLC
Goldman, Sachs & Co.
RBC Capital Markets Corporation
UBS Securities LLC
Sanford C. Bernstein & Co., LLC
Gleacher & Company Securities, Inc.
Oppenheimer & Co. Inc.
Pacific Crest Securities LLC
Piper Jaffray & Co.
Blaylock Robert Van LLC

Samuel A Ramirez & Company Inc.

Total

SCHEDULE II

List of Significant Subsidiaries

Company	Jurisdiction of Organization
Freescale Semiconductor Holdings II, Ltd.	Bermuda
Freescale Semiconductor Holdings III, Ltd.	Bermuda
Freescale Semiconductor Holdings IV, Ltd.	Bermuda
Freescale Semiconductor Holdings V, Inc.	Delaware / USA
Freescale Semiconductor, Inc.	Delaware / USA
Freescale Semiconductor Malaysia Sdn Bhd.	Malaysia
Freescale Semiconductor Hong Kong Limited	Hong Kong
Freescale Semiconductor EME&A SA	Switzerland
Freescale Semiconductor Singapore Pte. Ltd.	Singapore
Freescale Semiconducteurs France SAS	France
Freescale Semiconductor Danmark A/S	Denmark
Freescale Semiconductor Holding Limited	British Virgin Islands
Freescale Semiconductor (China) Ltd.	China
Providence China Holdings Limited	Hong Kong
Freescale Asia Fulfillment Centre Sdn. Bhd.	Malaysia

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

SCHEDULE IV

Lock-Up Agreements

Persons/Entities to Execute Lock-Up Agreements
Freescale Holdings L.P
Richard M. Beyer
Jim Baillie
Michel C. Cadieux
Alan Campbell
Thomas Deitrich
Jonathan A. Greenberg
Ken Hansen
Randy Hyzak
Brad Johnson
Reza Kazerounian
Rajeeva Lahri
Jack Mendenhall
Alexander Pepe
Henri Richard
David Stasse
Lisa Su
Kevin R. Burns
Chinh E. Chu
Daniel J. Heneghan
Thomas H. Lister
John W. Marren
J. Daniel McCranie
Paul C. Schorr, IV
Peter Smitham
Gregory L. Summe
Claudius E. Watts, IV

EXHIBIT A

Form of Corporate Opinion of Conyers, Dill & Pearman Limited

EXHIBIT B

Form of Corporate Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

EXHIBIT C

Form of Disclosure Letter of Skadden, Arps, Slate, Meagher & Flom LLP

EXHIBIT D

Form of Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

EXHIBIT E

Form of Lock-up Agreement

Freescale Semiconductor Holdings I, Ltd.

Public Offering of Common Shares

February 2011

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

and

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Freescale Semiconductor Holdings I, Ltd., a Bermuda exempted limited liability company (the “Company”), and each of you as representatives of a group of Underwriters to be named therein, relating to an underwritten public offering of common shares, US$0.005 par value (the “Common Shares”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned), directly or indirectly, including the filing (or participation in the filing, other than as a participant in the preparation of any such registration statement in the undersigned’s capacity as a director or officer of the Company) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Shares or any securities convertible into, or exercisable or exchangeable for such Common Shares, which, in any case, are beneficially owned (including Common Shares deemed to be beneficially owned) by the undersigned pursuant to Rule 13d-3 of the Exchange Act, or publicly announce an intention to effect any such transaction, until the date that is 180 days after the date of the Underwriting Agreement, other than Common Shares disposed of as bona fide gifts.

This letter shall not apply to (a) transfers of Common Shares or any security convertible into Common Shares to any trust, family limited partnership or family limited liability company for the direct or indirect benefit of the undersigned or the undersigned’s immediate family, (b) transfer of Common Shares or any security convertible into Common Shares by testate or intestate succession; (c) distributions of Common Shares or any security convertible into Common Shares to the undersigned’s limited partners, members or stockholders, or transfer thereof to any corporation, partnership or other business entity that is its affiliate; (d) transfers of shares to any corporation, partnership or other business entity with whom the undersigned shares in common an investment manager or advisor, in each case who has investment discretionary authority with respect to the undersigned and such entity’s investments pursuant to an investment management, investment advisory or similar agreement; and (e) the exercise of options to purchase Common Shares pursuant to the surrender of options to purchase Common Shares outstanding on the date of the Underwriting Agreement as described in the Prospectus (as defined in the Underwriting Agreement) or the sale of Common Shares to satisfy the applicable aggregate exercise price (and applicable withholding taxes) required to be paid upon such exercise or upon vesting of restricted stock awards or units outstanding on the date of the Underwriting Agreement as described in the Prospectus (as defined in the Underwriting Agreement); provided that in the case of each transfer or distribution pursuant to clause (a) through (d), (i) each donee, distributee or transferee shall agree to be bound in writing by the restrictions set forth herein, and (ii) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Shares, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence. For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

This letter shall not apply to (i) the entering into a written trading plan designed to comply with Rule 10b5-1 of the Exchange Act, provided that no sales are made pursuant to such trading plan during the restricted period referred to in this letter or (ii) transactions relating to Common Shares or other securities acquired in open market transactions after the closing of the public offering of the Common Shares, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the restricted period referred to in this letter in connection with subsequent sales of Common Shares or other securities acquired in such open market transactions.

In addition, the undersigned agrees that, without the prior written consent of Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., the undersigned will not, during the lock-up period, make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares.

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. waive, in writing, such extension.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), this letter set forth above shall likewise terminate. If Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., on behalf of the Underwriters, advise the Company, or the Company advises Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the offering, the undersigned shall be released from all obligations under this letter. In addition, this letter shall expire if the Underwriting Agreement is not executed on or prior to September 30, 2011.

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